UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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SEVCON, INC.

 (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SEVCON, INC.

155 NORTHBORO ROAD, SOUTHBOROUGH, MASSACHUSETTS 01772
TELEPHONE (508) 281-5510

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the annual meeting of the stockholders of Sevcon, Inc., a Delaware corporation, will be held at the offices of Locke Lord Edwards LLP, 20th Floor, 111 Huntington Avenue at Prudential Center, Boston, Massachusetts, at 5:00 p.m. on Tuesday, February 3, 2015, for the following purposes:

1.	To elect as directors the three persons named in the Company’s proxy statement for the Meeting, each to hold office for a term of three years.

2.	To approve a proposal to amend and restate our certificate of incorporation to provide for the annual election of directors.

3.	To approve a proposal to amend our certificate of incorporation to increase the number of authorized shares of common stock from 8,000,000 to 20,000,000.

4.	To ratify, by an advisory vote, the selection of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015.

5.	To approve, by an advisory vote, the fiscal 2014 compensation of the Company’s executive officers.

6.	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on December 10, 2014 are entitled to notice of the meeting or to vote thereat.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

By order of the Board of Directors,

MATTHEW C. DALLETT
Secretary
Dated December 23, 2014

PROXY STATEMENT

INFORMATION CONCERNING THE PROXY SOLICITATION

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be
Held on February 3, 2015:

This Proxy Statement and the Annual Report are available to the Company’s stockholders electronically via the Internet at www.proxyvote.com

Approximate Date of Mailing:  December 26, 2014

The enclosed proxy is solicited by and on behalf of the Board of Directors of Sevcon, Inc. (the “Company”) for use at the annual meeting of stockholders of the Company to be held on Tuesday, February 3, 2015 at 5:00 p.m. at the offices of Locke Lord Edwards LLP, 20th Floor, 111 Huntington Avenue at Prudential Center, Boston, Massachusetts (see www.edwardswildman.com/Boston-United-States-of-America/ for directions), and any adjournments or postponements thereof. It is subject to revocation at any time prior to the exercise thereof by giving written notice to the Company, by submission of a later dated proxy or by voting in person at the meeting. The costs of solicitation, including the preparation, assembly and mailing of proxy statements, notices and proxies, will be paid by the Company. Such solicitation will be made by mail and in addition may be made by the officers and employees of the Company personally or by telephone or e-mail. Forms of proxy and proxy materials will also be distributed, at the expense of the Company, through brokers, custodians and other similar parties to beneficial owners.

On December 10, 2014, the Company had outstanding 3,588,958 shares of Common Stock, $0.10 par value, which is its only class of stock outstanding and entitled to vote at the meeting. Stockholders of record at the close of business on December 10, 2014 will be entitled to vote at the meeting. With respect to all matters which will come before the meeting, each stockholder may cast one vote for each share registered in his or her name on the record date. The shares represented by every proxy received will be voted, and where a choice has been specified, the shares will be voted in accordance with the specification so made. If no choice has been specified on the proxy, the shares will be voted FOR the election of the nominees as directors, FOR the increase in our authorized common stock, FOR the amendment and restatement of our certificate of incorporation to provide for the annual election of directors, FOR the ratification of the selection of the Company’s independent registered public accounting firm and FOR approval of the Company’s fiscal 2014 executive compensation.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table provides information as to the ownership of the Company’s Common Stock as of December 10, 2014 by (i) persons known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding Common Stock, (ii) the executive officers named in the Summary Compensation Table below, and (iii) all current executive officers and directors of the Company as a group. Beneficial ownership by individual directors who will continue to serve after the meeting and nominees for director is shown in the table on pages 3 to 9 below. In calculating the number and percentage of shares beneficially owned, we have included any shares that could be acquired by the conversion of Series A Convertible Preferred Stock to common stock.

Name and Address Of Beneficial Owner	Amount Beneficially Owned (1)	Percent of Class
Mario J. Gabelli/GGCP, Inc./GAMCO Investors, Inc. One Corporate Center Rye, NY 10580-1435	2,187,257 (2)	49.7%

Dr. Marvin G. Schorr 330 Beacon Street Boston, MA 02116	421,236 (3)	11.5%

Wells Fargo & Company/Wells Fargo Advisors, LLC 420 Montgomery Street San Francisco, CA	233,897 (4)	6.5%

Matthew Boyle Sevcon, Inc. 155 Northboro Road Southborough, MA 01772	97,426 (5)	2.7%

Paul N. Farquhar Sevcon, Inc. 155 Northboro Road Southborough, MA 01772	50,798 (6)	1.4%

All current executive officers and directors as a group (13 persons)	996,312 (7)	26.7%

(1)	Unless otherwise indicated, each owner has sole voting and investment power with respect to the shares listed or shares that power with his spouse.

(2)	As reported on Schedule 13D/A filed with the Securities and Exchange Commission (“SEC”) on October 2, 2014, each of Mr. Gabelli, GGCP, Inc. and GAMCO Investors, Inc. is the beneficial owner of the shares shown, which are held in investment advisory accounts of various subsidiaries of GGCP, Inc. and GAMCO Investors, Inc. As reported in that Schedule 13D/A or a Schedule 13G/A filed on January 27, 2014, GAMCO Asset Management, Inc., and Gabelli Securities, Inc., subsidiaries of GAMCO Investors, Inc., have sole voting and investment power with respect to 958,173 of such shares (24.3% of the class) and 5,340 of such shares (0.15% of the class), respectively, and Gabelli Funds, LLC, a subsidiary of GAMCO Investors, Inc., has sole investment power with respect to 482,079 of such shares (12.8% of the class), over which the proxy voting committee of certain funds advised by Gabelli Funds has sole voting power. Teton Advisors, Inc., which is controlled by Mr. Gabelli, has sole voting and investment power with respect to 741,665 of such shares (19.2% of the class). The foregoing amounts include a total of 808,602 shares of common stock issuable upon conversion of 269,534 shares of Series A Convertible Preferred.

(3)	Includes (i) 67,344 shares of Common Stock issuable upon conversion of 22,448 shares of Series A Preferred and (ii) 1,800 shares of outstanding Common Stock and 702 shares of Common Stock issuable upon conversion of 234 shares of Series A Preferred that are owned by Dr. Schorr’s wife as to which he disclaims beneficial ownership.

(4)	As reported on Schedule 13G/A filed with the SEC on January 28, 2014.

(5)	Includes 27,369 shares of Common Stock issuable upon conversion of 9,123 shares of Series A Preferred.

(6)	Includes 6,978 shares of Common Stock issuable upon conversion of 2,326 shares of Series A Preferred.

(7)	Includes 141,588 shares of Common Stock issuable upon conversion of 47,196 shares of Series A Preferred.

PROPOSAL1:	ELECTION OF DIRECTORS

Board of Directors and Nominees for Election

The Company’s Board of Directors has fixed the number of directors at eleven. Members of the Board of Directors are divided into three classes serving staggered three-year terms. The terms of four of the Company’s current directors, Bernard F. Start, Paul B. Rosenberg, Frederick A. Wang and Ryan J. Morris, expire at the annual meeting. Messrs. Rosenberg and Start will not stand for re-election. Based on the recommendation of its Nominating and Governance Committee, the Board has nominated Glenn Angiolillo, who has been serving in another class, and Messrs. Morris and Wang for re-election to new three-year terms. Each nominee has consented to serve if elected, and the Company is not presently aware of any reason that would prevent any nominee from serving as a director. If a nominee should become unavailable for election, the proxies will be voted for another nominee selected by the Board.

The following table contains information on the nominees for election at the annual meeting and each other person whose term of office as a director will continue after the meeting. The nominees for election at the meeting are indicated by an asterisk.

Name	Term Expires	Business Experience During Past Five Years and Other Directorships	Has Been a Director of the Company or its Predecessor, Tech/Ops, Inc., Since	No. of Common Shares of the Company Beneficially Owned and Percent of Class (†)
*Glenn J. Angiolillo Age – 61	2017	Mr. Angiolillo has served as the President of GJA Management Corporation, a wealth management consulting and advisory firm, since 1998. Mr. Angiolillo served as a director of LICT Corporation within the past five years. Mr. Angiolillo’s qualifications to serve on the Board of Directors include his experience with commercial and corporate law, accounting and financial expertise, his record of service on the boards of several public companies, and his extensive corporate governance and investment experience.	2013	3,614 (#) (5)

Name	Term Expires	Business Experience During Past Five Years and Other Directorships	Has Been a Director of the Company or its Predecessor, Tech/Ops, Inc., Since	No. of Common Shares of the Company Beneficially Owned and Percent of Class (†)
Matthew Boyle (1) Age – 52	2017	President and Chief Executive Officer of the Company since November 1997. Vice President and Chief Operating Officer of the Company from November 1996 to November 1997. As our Chief Executive Officer, Mr. Boyle represents management on the Board of Directors. His strong executive leadership and knowledge of our products, suppliers, customers and industry are valued highly by the Board.	1997	97,426 (2.7%)
Maarten D. Hemsley (2)(3) Age – 65	2016
Mr. Hemsley has been a director of Sterling Construction Company, Inc. (Sterling), a NASDAQ listed company involved in civil construction in the United States, and its predecessor companies since 1988. He served as Sterling’s President and Chief Operating Officer from 1988 until 2001, and as its Chief Financial Officer from 1998 until August 2007. From January 2001 until March 2012, when he retired, Mr. Hemsley was a consultant to, or employee of, Harwood Capital LLP (Harwood) (formerly JO Hambro Capital Management Limited) an investment management company based in the United Kingdom.  During that period, Mr. Hemsley served as Fund Manager, Senior Fund Manager or Senior Advisor to several investment funds managed by Harwood. Owner and President of Bryanston Management Ltd., a specialized financial services company, since 1993. Mr. Hemsley is a director of a number of privately-held companies in the United Kingdom, and is a Fellow of the Institute of Chartered Accountants in England and Wales.
Mr. Hemsley’s qualifications to serve on the Board of Directors include significant financial management expertise and international business experience. The Board has benefited from his contributions as Chairman of the Compensation Committee and as a member of the Audit Committee.
			2003	21,100 (#)

Name	Term Expires	Business Experience During Past Five Years and Other Directorships	Has Been a Director of the Company or its Predecessor, Tech/Ops, Inc., Since	No. of Common Shares of the Company Beneficially Owned and Percent of Class (†)
William J. Ketelhut (1)(2)(4) Age – 62	2017
Chairman of the Board since January, 2013.  From 1994 to 2001, Mr. Ketelhut served as president of several business units of Invensys plc. a global automation, controls and processes solutions group.  He was President of Control Products at Honeywell International Inc., a global company with 15 major lines of business including semiconductors, consumer product and sensors products from 2001 to 2002.  He was an independent director of Industrial Defender, an industrial cyber-security company, from 2003 to 2014 and an advisor to, and Divisional Managing Director of, CSE-Global Ltd, Singapore from 2004 to 2014. He has been an independent director of publicly-traded Energy Conversion Devices, Inc. since 2004.
Mr. Ketelhut’s services as executive and director of a variety of companies give him the skills and experience to be an effective leader and to provide guidance to management and the other Board members on financial and operational matters.  The Board also benefits from Mr. Ketelhut’s contribution as Chairman of the Executive Committee and his service on the Audit and Nominating and Governance Committees of the Board.
			2011	19,812 (#) (6)

Name	Term Expires	Business Experience During Past Five Years and Other Directorships	Has Been a Director of the Company or its Predecessor, Tech/Ops, Inc., Since	No. of Common Shares of the Company Beneficially Owned and Percent of Class (†)
*Ryan J. Morris Age - 30	2015
Mr. Morris has been the Managing Partner at Meson Capital Partners LLC, an investment partnership, since February 2009 and the Chief Executive Officer of VideoNote LLC, an educational software company, since July 2008. Mr. Morris has served as the Chairman of the Board of InfuSystems Holdings, Inc., a leading provider of infusion pumps and related services, since April 2012 and was the Chairman of the Board of Lucas Energy, Inc. until November 2013.Mr. Morris’s qualifications to serve on the Board of Directors include extensive investment experience, service as a director and chairman of the board of several public companies, and service as a member of the equity committee responsible for maximizing value to the stockholders of another public company.
			2013	39,587 (1.1%) (7)
Walter M. Schenker Age - 67	2016
Mr. Schenker has been a Principal at MAZ Capital Advisors, a brokerage/investment banking firm since 2010 and was a Principal at Titan Capital Management, LLC, a registered investment adviser and hedge fund from 1999 until 2010

In 2007, TCMP3 Partners, L.P., its general partner TCMP3 Capital, LLC, its investment manager Titan Capital Management, LLC, and portfolio managers Steven E. Slawson and Mr. Schenker consented to the entry of a final judgment in an action brought by the Securities and Exchange Commission regarding their activities in connection with certain unregistered securities offerings.  Without admitting or denying the allegations of the complaint, Mr. Schenker consented to the entry of a final judgment permanently enjoining him from future violations of Section 5 of the Securities Act of 1933 and requiring him to pay a civil penalty.

Mr. Schenker’s qualifications to serve on the Board of Directors include his experience with many aspects of public company investing including accounting, financial reporting, capital allocation, strategic transactions and investor relations.
			2013	4,214 (#) (8)

Name	Term Expires	Business Experience During Past Five Years and Other Directorships	Has Been a Director of the Company or its Predecessor, Tech/Ops, Inc., Since	No. of Common Shares of the Company Beneficially Owned and Percent of Class (†)
Dr. Marvin G. Schorr (1)(3)(4) Age – 89	2016	Chairman of the Company’s Board of Directors from January 1988 until January 2005. Prior to that, Chairman of the Board of Directors and President of Tech/Ops, Inc., the Company’s predecessor. As the Company’s founder and with lengthy business experience and wide-ranging interests in relevant technologies and the Company’s industry, Dr. Schorr provides wisdom and vision to the Board. The Company also benefits from his active involvement on the Executive, Nominating and Governance and Compensation Committees of the Board.	1951	421,236 (11.5%)
David R. A. Steadman (1)(2) Age – 77	2016	Chairman of the Company’s Board of Directors from January 2005 to January 2013. President of Atlantic Management Associates, Inc., a management services firm, from 1988 to 2009. Director of several privately held companies and charitable bodies. Mr. Steadman’s service as executive and director of a variety of companies gives him the skills and experience to be an effective Board member and to provide guidance to management on financial and operational matters. The Board also benefits from Mr. Steadman’s contribution as a member of the Executive Committee and his service on the Audit Committee.	1997	38,100 (1.0%) (9)

Name	Term Expires	Business Experience During Past Five Years and Other Directorships	Has Been a Director of the Company or its Predecessor, Tech/Ops, Inc., Since	No. of Common Shares of the Company Beneficially Owned and Percent of Class (†)
Paul O. Stump (2)(3) Age – 62	2017	President and Chief Executive Officer of Telequip Corporation, a manufacturer of coin dispensing equipment, from 1997 to 2007 and Consultant to Telequip Corporation from 2007 to 2009. Vice President of Engineering of Crane Payment Solutions from 2010 to 2013. Mr. Stump’s qualifications to serve on the Company’s Board of Directors include his operational and engineering skills, as well as his management experience, which allow him to provide guidance and perspective to the Company’s management. The Board also values his contributions as a member of the Audit and Compensation Committees.	2005	28,324 (#) (10)
*Frederick A. Wang (3)(4) Age – 64	2015	Former President and Chief Operating Officer with responsibility for R&D, product marketing and sales and service operations at Wang Laboratories, Inc. Director and Trustee of the Wang Foundation. Mr. Wang’s in-depth experience in a variety of management and operational roles in the high tech industry provide the basis for his knowledgeable contributions to the Board of Directors, including his active role as Chairman of the Nominating and Governance Committee and as a member of the Compensation Committee.	2010	15,432 (#) (11)

†	Unless otherwise indicated, each person has sole voting and investment power with respect to the shares listed or shares that power with his spouse. The footnotes for Dr. Schorr and Mr. Boyle in the table on page 2 also apply to this table.

(#)	Less than 1%.

(1)	Member of the Executive Committee.

(2)	Member of the Audit Committee. Mr. Rosenberg also served on the Audit Committee during fiscal 2014.

(3)	Member of the Compensation Committee.

(4)	Member of the Nominating and Governance Committee.

(5)	Includes 1,014 shares of Common Stock issuable upon conversion of 338 shares of Series A Preferred.

(6)	Includes 7,212 shares of Common Stock issuable upon conversion of 2,404 shares of Series A Preferred.

(7)
Includes (i) 1,014 shares of Common Stock issuable upon conversion of 338 shares of Series A Preferred and (ii) 22,188 shares of outstanding common stock and 13,785 shares of Common Stock issuable upon conversion of 4,595 shares of Series A Preferred that are owned by Meson Capital Partners LLC of which Mr. Morris is Managing Partner and as to which he disclaims beneficial ownership.

(8)	Includes 1,614 shares of Common Stock issuable upon conversion of 538 shares of Series A Preferred.

(9)	Includes 3,000 shares of Common Stock issuable upon conversion of 1,000 shares of Series A Preferred.

(10)	Includes 7,224 shares of Common Stock issuable upon conversion of 2,408 shares of Series A Preferred.

(11)	Includes 4,332 shares of Common Stock issuable upon conversion of 1,444 shares of Series A Preferred.

Vote Required

Pursuant to the Company’s by-laws, directors will be elected by a plurality of the votes properly cast at the annual meeting. Broker non-votes and votes withheld will not be treated as votes cast and will not affect the outcome of the election.

The Board of Directors recommends that you vote FOR the election of Messrs. Angiolillo, Morris and Wang as directors.

PROPOSAL 2:	APPROVAL OF AN AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION PROVIDING FOR THE ANNUAL ELECTION OF DIRECTORS

Proposed Amendment

We are submitting for stockholder approval an Amended and Restated Certificate of Incorporation providing for the phased elimination over three years of the current classified Board structure (the "New Charter"). The Company's current Restated Certificate of Incorporation divides the Board of Directors into three classes that are elected for staggered, three year terms. If the New Charter is approved, (a) the directors elected at the 2015 annual meeting of stockholders pursuant to Proposal 1 above will serve a three-year term expiring at the 2018 annual meeting and their successors would stand for one-year terms thereafter, and (b) the directors in the Board's other two classes will continue to hold office until the end of their current terms at the annual meetings in 2016 and 2017, respectively, and their respective successors would stand for one-year terms thereafter. Accordingly, if the New Charter is approved, all directors will be elected on an annual basis by the 2018 annual meeting. Each director will hold office until his or her successor has been elected and qualified or until the director's earlier resignation or removal.

The New Charter also includes ancillary changes related to the phased declassification of the Board. These include provisions that (a) persons elected to fill vacancies on the Board will serve until the end of the respective terms of the directors they replace and (b) as is required by Delaware law for a corporation with a classified board, directors may only be removed by the stockholders for cause until the 2018 annual meeting. Once the Board is fully declassified, directors may be removed by the stockholders without or without cause. The text of Article SIXTH of the proposed New Charter, providing for the phased declassification and ancillary changes, is attached as Appendix A to this proxy statement. The proposed New Charter will also incorporate the terms of the Certificate of Designations of Series A Convertible Preferred Stock that was filed July 29, 2014, and other immaterial formatting changes. If the New Charter is approved, the Board of Directors will also make conforming changes to the By-laws.

Background of the Proposal

The Company’s Certificate of Incorporation has long included provisions that have been customary for a public company, including the classification of the Board of Directors. In the past, the stockholders concluded that the advantages of classification of the Board outweighed the disadvantages. The Board now believes that the balance has changed. The considerations for and against classification of the Board are summarized below:

Considerations Favoring a Classified Board

•	Classification of the Board tends to foster continuity and stability of management and business policies.
•	Classification makes it more difficult and time-consuming to change majority control of the Board, which reduces the vulnerability of the Company to an unsolicited takeover. It encourages persons attempting transactions involving an actual or threatened change of control of the Company to first seek to negotiate with the Board, acting on the stockholders’ behalf, and discourages pursuit of such transactions on a non-negotiated basis.

Considerations Against a Classified Board

•	Classification of the Board could make more difficult the removal of incumbent directors, through a proxy contest or otherwise, and could thus have the effect of entrenching incumbents. Accordingly, institutional investors and commentators have become increasingly vocal in their objections to board classification, claiming that classification tends to reduce the accountability of directors.
•	Classification could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company without obtaining the Board’s agreement, even though such an attempt might be beneficial to the Company and its shareholders.

The considerations for and against a classified board are essentially the same today as they have been. However, the Board is aware of the current increased focus on corporate governance in general, the changing priorities of some stockholders, and the increasing acceptance of the considerations against classification described above. The Board has determined that the stockholders should be afforded the opportunity to decide whether or not the Board should be classified by voting on the proposed New Charter, after weighing the considerations for and against classification. If the New Charter is not approved by the Company's stockholders, the present classification of the Board of Directors will continue.

Required Vote

For the New Charter to become effective, this proposal must receive the affirmative vote of a majority of the outstanding shares entitled to vote at the meeting. Accordingly, abstentions and broker non-votes will have the same effect as votes cast against the proposal.

The Board of Directors recommends a vote FOR the proposal to adopt the proposed Amended and Restated Certificate of Incorporation.

PROPOSAL 3:	APPROVAL OF AN AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 20,000,000

Proposed Amendment

The Board of Directors recommends that you approve the amendment to our Restated Certificate of Incorporation (which would be included in the New Charter if Proposal 2 is approved) to increase the number of shares of common stock that we may issue from 8,000,000 to 20,000,000. The Board believes that increasing the number of authorized shares is essential to ensure that we continue to have an adequate number of shares of common stock available for future issuance to acquire other businesses and for general corporate purposes. Sevcon has not increased the number of authorized shares of common stock since 1996. As of December 10, 2014, there were 3,588,958 shares of common stock outstanding, 1,382,307 shares reserved for issuance upon conversion of outstanding shares of our Series A Convertible Preferred Stock, and 219,557 shares reserved for issuance under our equity incentive plan. We also have authorized 1,000,000 shares of Preferred Stock, of which 460,769 are outstanding as Series A Convertible Preferred Stock.

We are regularly exploring possible acquisitions of intellectual property or products that could allow us to take advantage of customer opportunities more quickly than if we were limited to internal development.  We may seek to raise funds for such acquisitions or for working capital by issuing additional shares. These potential targets sometimes take the form of the acquisition of a company or business line for which the use of stock as consideration would enable us to conserve necessary cash. In addition, some of these opportunities could require us to substantially increase engineering and sales headcount, for which additional equity would allow us to provide competitive compensation to key employees while also conserving cash. That said, we have no present commitments or agreements for any transactions involving the issuance of additional shares of common stock.

If the stockholders approve this increase, our Board would be able to issue stock for any valid corporate purpose that it may deem advisable, including stock splits and stock dividends, financings, funding employee benefit plans and acquisitions. Any of these actions could be taken without further stockholder approval, except to the extent required by state law or Nasdaq requirements for the particular transaction. Although the availability of additional shares of common stock provides desirable flexibility in carrying out corporate purposes, such availability, as well as the availability of preferred stock that the Board may issue on such terms as it selects, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. In addition, the issuance of additional shares of common stock could lead to the dilution of existing stockholders.

Required Vote

To be approved, this proposal must receive the affirmative vote of a majority of the outstanding shares entitled to vote at the meeting. Accordingly, abstentions and broker non-votes will have the same effect as votes cast against the proposal.

The Board of Directors recommends a vote FOR the proposal to increase the authorized shares of common stock.

PROPOSAL 4:	RATIFICATION OF THE SELECTION OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2015

McGladrey LLP has served as the Company’s independent registered public accounting firm for the last four fiscal years.  The Board of Directors is seeking an advisory stockholder vote ratifying the appointment of McGladrey as the Company’s independent registered public accounting firm and expects to engage them for the fiscal year ending September 30, 2015. The Audit Committee believes McGladrey is well qualified to continue as the Company’s auditor.

Representatives of McGladrey are expected to attend the annual meeting and to be available to respond to appropriate questions. They will also have the opportunity to make a statement if they desire.

The fees billed by McGladrey and RSM International, of which McGladrey is a member firm, for fiscal 2014 and 2013 are set out below. In fiscal 2013 they included fees billed by Rsa RSM (which was an independent member of RSM International) on whose report relating to the Company’s French subsidiary McGladrey relied. In fiscal 2014 Rsa left the RSM International network and accordingly audit fees paid to that firm in 2014 are not included in the table below. During fiscal 2014, Baker Tilly U.K. Audit LLP joined the RSM International network and accordingly the table below includes fees paid to that firm for audit and tax work in respect of the Company’s U.K. subsidiaries.

	(in thousands)
	2014	2013
	$	$
Audit fees	172	149
Tax fees	30	22
Total	202	171

The tax fees in 2014 are for the preparation of the Company’s tax returns in the United States and for the preparation of the Company’s U.K. subsidiaries’ tax returns. The tax fees in 2013 are for the preparation of the Company’s tax returns in the United States only.

All of the above services and fees were approved by the Audit Committee before the respective engagements were undertaken. The Company has not adopted pre-approval policies and procedures relating to non-audit services.

Vote Required

Ratification of the appointment of McGladrey by the stockholders is not required by law or by the Company’s by-laws. The Board of Directors is nevertheless submitting this non-binding resolution to the stockholders to ascertain their views. If this proposal is not approved at the annual meeting, the Audit Committee intends to reconsider its recommendation of McGladrey as independent auditors. The Company may retain the firm for fiscal 2015 notwithstanding a negative stockholder vote.

The ratification of the appointment of McGladrey will require the affirmative vote of a majority of the votes cast at the annual meeting. Accordingly, abstentions and broker non-votes will not count as votes cast for or against this proposal.

The Board of Directors recommends that you vote FOR the ratification of McGladrey’s selection as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015.

PROPOSAL 5:	ADVISORY VOTE REGARDING THE EXECUTIVE OFFICERS’ COMPENSATION

This proposal, commonly known as “Say on Pay,” asks the stockholders to approve the compensation of the Company’s executive officers as described under “Executive Compensation” on pages 19 to 21 of this proxy statement.

The compensation paid to the Company’s executive officers is intended to align their interests with the long-term interests of the Company’s stockholders and is based on a pay-for-performance philosophy.  It is straightforward, consisting principally of salary, which must be competitive to retain the skills and experience of excellent employees, an annual bonus to reward strong performance, and equity compensation to encourage long-term commitment and team performance. Not all elements may be provided every year, depending on the performance of the Company and the executive. During 2014 the executives led a highly successful capital raise and established a joint venture company in China. The Company’s markets are continuing to face challenging economic times; however, with the Company’s executive leadership, we are penetrating new markets and gaining new customers. The Board believes that the executives’ performance merits their compensation and that it should be approved by the stockholders.

The vote on this proposal, which is solicited pursuant to section 14A of the Securities Exchange Act, is advisory and its outcome will not be binding on the Board nor require the Board to take any action. Moreover, the outcome of the vote will not be construed as overruling any decision of the Board, or creating or implying any additional fiduciary duty of the Board. However, the Board expects to take into account the outcome of this vote when considering future executive compensation arrangements for the Company’s executive officers.  The Board has determined that the Company will include a stockholder vote on the compensation of its named executive officers in its proxy statement each year until the next required vote on the frequency of such votes.  Accordingly, the next such vote will occur at the 2016 annual meeting of stockholders.

The proposal will be considered approved at the annual meeting if more votes are cast in favor than against. Abstentions and broker non-votes will not count as votes cast for or against this proposal.

The Board of Directors recommends a vote FOR approval of the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

CORPORATE GOVERNANCE

Director Independence

The Board has determined that all directors, other than Mr. Boyle, are independent under Securities and Exchange Commission rules and NASDAQ Capital Market listing standards, based on information known to the Company and on the annual questionnaire completed by each director. The Company may from time to time have arms-length commercial dealings with companies of which its directors may be officers and/or directors. To the Company’s knowledge, during fiscal 2014, there were no such dealings and none of the independent directors had any other business, financial, family or other type of relationship with the Company or its management other than as a director and stockholder.

Board Leadership Structure

The Company has always had different persons serving in the offices of Chairman of the Board and Chief Executive Officer (CEO), although it has no formal policy requiring that structure, and it is likely that the Board would elect an independent lead director if the Chairman and CEO were the same person.  The responsibilities of the Chairman or lead director include chairing the Executive Committee, setting the Board's agenda in collaboration with the CEO, providing guidance to the CEO, acting as a regular communication channel between the Board and CEO, presiding over executive sessions of the Board to review the Company's performance and management effectiveness, coordinating the activities of the independent directors, reviewing the activities and effectiveness of the Board committees, and evaluating the need for any changes. The Board believes that having a separate Chairman or lead director allows the CEO to focus principally on managing the Company, which is important because of the Company’s small senior management team, enhances Board involvement and communications among the independent directors, and would ensure consistent Board leadership during any CEO transition.

Board Meetings

During the fiscal year ended September 30, 2014, the Board of Directors held a total of six meetings, as well as five interim update calls. The Board regularly holds meetings at which only independent directors are present. All Board members are expected to attend the annual meeting of stockholders, subject to special circumstances. All members of the Board at the time attended the annual meeting of stockholders in 2014.

Communications to the Board

Stockholders may communicate with the Board of Directors by mailing a communication to the entire Board or to one or more individual directors, in care of the Corporate Secretary, Sevcon, Inc., 155 Northboro Road, Southborough, Massachusetts 01772. All communications from stockholders to Board members (other than communications soliciting the purchase of products and services) will be promptly relayed to the Board members to whom the communications are addressed.

Committees of the Board

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, all the members of which are independent under Securities and Exchange Commission rules and NASDAQ Capital Market listing standards, as applicable. In addition to the meetings described below, the members of each committee communicate regularly amongst themselves and with management on Company matters.

Each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee operates under a written charter that is available on the Company’s web site: www.sevcon.com.

Audit Committee

The Audit Committee is composed of six directors. The Board has determined that at least three of the members of the Committee, Messrs. Angiolillo, Hemsley and Ketelhut, are “audit committee financial experts,” as defined by the Securities and Exchange Commission. The Committee selects, evaluates and oversees the Company’s independent auditors, approves any engagement of the independent auditors to perform non-audit services, and oversees the Company’s internal accounting and financial controls. It reviews the audited financial statements and discusses them, as well as the adequacy and quality of the Company’s financial reporting principles and procedures, with management and the auditors together and in separate executive sessions. It also reviews and approves related person transactions. The Audit Committee met six times during the fiscal year ended September 30, 2013. The Committee’s report appears on page 18 below.

Compensation Committee

The Compensation Committee is composed of five directors. Generally all compensation and fringe benefit programs of the Company are subject to review and recommendation by the Committee, which also reviews and recommends the base salary and incentive compensation of the executive officers and a group of senior managers, as well as grants of equity compensation to all employees. The Chief Executive Officer provides a detailed performance assessment and compensation recommendation for each executive officer (other than himself), which the Committee considers in making its decisions. The Compensation Committee usually considers annual equity grants for executives in its December meeting each year. Other compensation decisions are made throughout the year as circumstances warrant. All compensation actions taken by the Committee are reported to the full Board of Directors, and are subject to the approval of the Board, excluding management directors. The Committee did not use the services of any compensation consultants during the past fiscal year.

The Committee also reviews and makes recommendations to the Board on director compensation and equity awards, on policies and programs for the development of management personnel, as well as management structure and organization. The Compensation Committee met twice during the fiscal year ended September 30, 2014.
The Committee is authorized to delegate to one or more executive officers of the Company the power to make awards under the 1996 Equity Incentive Plan (the “Plan”) to participants who are not subject to Section 16 of the Securities Exchange Act of 1934 and all determinations under the Plan with respect thereto, provided that the Committee establishes the aggregate and individual maximum amounts of such awards, and such other features of the awards as required by applicable law.  The Committee has not delegated such authority to date.

Nominating and Governance Committee

The Nominating and Governance Committee is composed of four directors. It considers nominations to the Board, develops and implements the Company’s corporate governance principles and practices, and recommends to the Board of Directors’ action related to Board composition, size and effectiveness and management succession plans for the positions of Chairman of the Board and Chief Executive Officer. The Nominating and Governance Committee met five times during the fiscal year ended September 30, 2014.

Director Nominations

In identifying potential candidates and selecting nominees for directors, the Nominating and Governance Committee does not foreclose any sources. The Committee reviews candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the Committee or recommended by the Board.

The Nominating and Governance Committee does not rely on a fixed set of qualifications for director nominees. The Committee’s primary objective for director nominees is to create a Board with a broad range of skills and attributes that is aligned with the Company’s strategic needs.

The minimum qualifications for director nominees are that they:

•	be able to dedicate time and resources sufficient for the diligent performance of the duties required of a member of the Board,

•	not hold positions or interests that conflict with their responsibilities to the Company, and

•	comply with any other minimum qualifications for either individual directors or the Board as a whole mandated by applicable laws or regulations.

Additionally, at least a majority of members of the Board of Directors must qualify as independent directors in accordance with NASDAQ Capital Market independence rules.

The Nominating and Governance Committee’s process for evaluating nominees for director, including nominees recommended by stockholders, is to consider their skills, character and professional ethics, judgment, leadership experience, business experience and acumen, familiarity with relevant industry issues, national and international experience, and other relevant criteria as they may contribute to the Company’s success. This evaluation is performed in light of the Committee’s views as to what skill set and other characteristics would most complement those of the current directors, including the diversity (principally, of education and backgrounds), age, skills and experience of the Board as a whole.

In order to recommend a candidate for consideration by the Nominating and Governance Committee, a stockholder must provide the Committee with the candidate's name, background and relationship with the proposing stockholder, a brief statement outlining the reasons the candidate would be an effective director of the Company and information relevant to the considerations described above. Such information should be sent to the Nominating and Governance Committee of Sevcon, Inc., 155 Northboro Road, Southborough, Massachusetts 01772, Attention: Corporate Secretary. The Committee may seek further information from or about the candidate, or the stockholder making the recommendation, including information about all business and other relationships between the candidate and the stockholder.

Board’s Role in Risk Oversight

The Company’s business involves many operational and financial risks, which management and the Board seek to mitigate through careful planning and execution. Assessing and managing risk is primarily the responsibility of the Company’s management. However, the Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks.  The Board of Directors provides oversight by receiving reports from management in Board meetings and conference calls, as well as through periodic management reports. These include reports on the market environment and strategic situation, customer sales results and forecasts, availability of raw materials and components, product development, liquidity, and overall financial performance and forecasts. Board members have the opportunity to provide input and direction to management on managing risks on a current basis, either directly or through the Chairman. In order to ensure that longer term risks are also considered in a timely and consistent matter, each year the full Board reviews and approves a strategic business plan that is used by management throughout the year. The Executive Committee oversees the Company’s business activities, including its management of operational risks, between meetings of the Board. The Audit Committee has responsibility for overseeing the Company’s internal financial and accounting controls. As such, the Audit Committee regularly discusses with management and the Company’s independent registered public accounting firm the Company’s major financial and controls-related risk exposures and the steps that management has taken to monitor and control such exposures. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Company believes that Board leadership by an independent Chairman enhances the Board’s ability to oversee the Company’s operational and financial risks.

Director Compensation

Non-employee directors were each paid a retainer of $24,000 for 2014. The Chairmen of the Board of Directors receives an additional $20,000 per year (increased from $5,000 in May 2014) and the chairman of the Audit Committee receives an additional $5,000 for their duties as such, while the Chairmen of the Compensation Committee and the Nominating and Governance Committee each receives an additional $3,500 for their duties as such. Members of committees, other than the Executive Committee, each received an additional $1,000 for their duties as such.

Non-employee directors also receive an equity grant each year to align their interests with those of the stockholders.  For fiscal 2014 2,600 shares of restricted stock were granted to each of the non-employee directors serving at the beginning of the year.  These grants were determined using a fixed value of $12,000 divided by the average share price for the immediately-preceding calendar year and rounded to the nearest 100 shares. Such restricted shares will fully vest the day before the 2015 annual meeting of stockholders or, if earlier, upon the recipient’s death or disability or upon a change in control of the Company. Restricted shares may not be sold, assigned, transferred, pledged or otherwise disposed of by the recipient until they vest. If the recipient’s service as a director of the Company is terminated for any reason other than the recipient’s death or disability, any unvested shares will be forfeited and returned to the Company, unless the Compensation Committee determines otherwise in its discretion.

The following table shows compensation paid to all non-employee directors who served during fiscal 2014:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)

Maarten D. Hemsley	28,500	19,370	47,870
William J. Ketelhut	37,917	19,370	57,287
Paul B. Rosenberg(3)	29,500	19,370	48,870
Marvin G. Schorr	26,000	19,370	45,370
Bernard F. Start	24,000	19,370	43,370
David R.A. Steadman	25,500	19,370	44,870
Paul O. Stump	26,000	19,370	45,370
Fred Wang	29,167	19,370	48,537
Ryan Morris	18,667	19,370	38,037
Glen Angiolillo	18,667	19,370	38,037
Walter Schenker	18,667	19,370	38,037

(1)	Represents the aggregate grant date fair value of the restricted stock awards received by the director during fiscal 2014, determined in accordance with FASB ASC Topic 718.

(2)	As of September 30, 2014, each non-employee director held 2,600 shares of restricted stock.

(3)	Mr. Rosenberg is a participant in the Company’s Directors Retirement Plan, which was terminated in 1997. The change in value of his accumulated benefit under the Plan in 2014 was $4,578.

Stock Ownership Policy

In 2004, the Board adopted Equity Compensation Guidelines in which it established a target level of stock ownership for directors of twice the level of annual cash compensation. Grants of restricted stock will be intended in part to assist in reaching these levels of ownership over time. Shares held by members of a person’s immediate family or a trust for his or their sole benefit may be counted towards the ownership requirement. Each director is required to refrain from selling Company stock acquired as restricted stock (other than to make required tax payments related to a grant) if the value, based on current market price, of his Company stock after the sale would be below his designated ownership level. The Compensation Committee has discretion to make exceptions in extraordinary circumstances where not contrary to Company goals, such as cases of significant personal hardship.

AUDIT COMMITTEE REPORT

In the course of its oversight of the Company’s financial reporting process, the Audit Committee of the Board of Directors has (i) reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended September 30, 2014, (ii) discussed with McGladrey, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standard No. 16, Communications with Audit Committees, and (iii) received the written disclosures and the letter from McGladrey required by applicable requirements of the Public Company Accounting Oversight Board regarding McGladrey’s communications with the Audit Committee concerning independence, and discussed with McGladrey its independence.

Based on the foregoing review and discussions, the Committee recommended to the Board of Directors that the audited financial statements for the year ended September 30, 2014 be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Paul B. Rosenberg, Chairman
Maarten D. Hemsley
William J. Ketelhut
David R. A. Steadman
Paul O. Stump
Glen J. Angiolillo

EXECUTIVE COMPENSATION

Compensation Tables

The following tables provide information for the last fiscal year concerning the compensation of each of the executive officers of the Company whose total compensation exceeded $100,000 in the most recent fiscal year.

Fiscal 2014 Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	All Other Compensation($)(1)	Total ($)
Mathew Boyle,	2014	$338,550	$50,482	$2,424	$391,456
President and Chief Executive Officer	2013	$302,385	$-	$2,357	$304,742
Paul N. Farquhar,	2014	$207,852	$30,995	$1,648	$240,495
Vice President and Chief Financial Officer	2013	$185,620	$-	$1,603	$187,223

(1)
Messrs. Boyle and Farquhar are residents of the United Kingdom and receive their cash compensation in British Pounds. The amounts shown in the table were determined using the exchange rates (ranging from $1.615 to $1.702 per British Pound during fiscal 2014) in force on the respective payment dates. The following table sets out their cash compensation as actually paid in British Pounds (£):

Name	Year	Salary (£)	Bonus (£)	All Other Compensation (£)
Mr. Boyle	2014	£204,075	£31,125	£1,459
	2013	£193,800	£-	£1,560
Mr. Farquhar	2014	£125,291	£19,110	£992
	2013	£118,965	£-	£1,060

The Company is party to a Services Agreement with each of Messrs. Boyle and Farquhar that sets forth the principal terms of his employment arrangement with the Company, as described below under “Executive Employment Agreements.”
Outstanding Equity Awards at Fiscal 2014 Year-End

	Stock Awards
Name	Number of Shares that Have Not Vested (#)		Market Value of Shares That Have Not Vested ($)(†)
Matthew Boyle	18,000	(1)	$146,700
Paul N. Farquhar	9,000	(2)	$73,350
Paul N. Farquhar	10,000	(3)	$81,500

(†)	Based on the closing sale price, $8.15, of the Common Stock on September 30, 2014, the last trading day of the fiscal year.

(1)	These shares of restricted stock vest as to 6,000 shares on each of (i) the third business day after the Company publicly announces its financial results for fiscal 2014 and 2015 and (ii) the earlier of December 4, 2016, or the third business day after the Company publicly announces its results for fiscal 2016.

(2)	These shares of restricted stock vest as to 3,000 shares on each of (i) the third business day after the Company publicly announces its financial results for fiscal 2014 and 2015 and (ii) the earlier of December 4, 2016, or the third business day after the Company publicly announces its results for fiscal 2016.

(3)	These shares of restricted stock vest as to 2,000 shares on each of (i) the third business day after the Company publicly announces its financial results from fiscal 2014, 2015, 2016, 2017 and (ii) the earlier of December 9, 2018 or the third business day after the Company publicly announces its results for fiscal 2018.

Pension Benefits

The U.K. Retirement Plan was frozen effective September 30, 2012 and in consequence there will be no future accrual earned by U.K. executive officers or employees under this defined benefit arrangement. Prior to the freezing of the plan, the executive officers participated in this defined benefit plan, which was based on 1/60th of final U.K. base salary (as defined in the Plan) for each year of service, subject to a maximum of 2/3rds of final U.K. base salary. With effect from September 30, 2012, the accrued benefits earned by the executive officers, based on their service to this date, will be frozen other than for CPI-based increases to the accrued benefits, which will be applied annually until the executive reaches retirement age.

With effect from October 1, 2012, the executive officers have participated in the Company’s U.K. Group Personal Pension Plan (“GPPP”) with Scottish Widows plc, a U.K. based life, pensions and investment company, which is a subsidiary of Lloyds Banking Group. The Company contributes a minimum of 4% up to a maximum of 8% of the employee’s base salary on a matched basis dependent on the employee’s personal contribution as a percentage of base salary. The GPPP was established on October 1, 2012 and is a defined contribution pension arrangement. A lump sum death in service benefit of eight times the base salary of the executive is payable on the death of the employee during employment.

Executive Employment Agreements

We have a Services Agreement with each of Messrs. Boyle and Farquhar that sets forth the principal terms of his employment arrangement with the Company. Each officer is entitled to receive a minimum base salary (Mr. Boyle – £204,075 and Mr. Farquhar – £125,291, or $330,989 and $203,210, respectively, at the exchange rate in effect on September 30, 2014), which is subject to increase by the Compensation Committee in its discretion. In addition, each officer is eligible to receive an annual cash incentive bonus as determined by the Compensation Committee in its discretion. Each officer is entitled to participate in the Company’s pension plan and to receive family health and life insurance benefits on the terms of the respective plans.

Mr. Boyle’s agreement continues until terminated by the Company upon at least 12 months’ notice, or by Mr. Boyle upon at least three months’ notice. Mr. Farquhar’s agreement continues until terminated by the Company upon at least six months’ notice, or by Mr. Farquhar upon at least three months’ notice. For the first 12 months after a change of control, the notice period for termination by the Company is increased to 18 months for Mr. Boyle and 12 months for Mr. Farquhar. Alternatively, the Company may in its discretion make a payment of salary in lieu of the whole or any part of any unexpired notice period, together with a sum equivalent to the fair value of any other benefits of employment provided under the terms of the Agreement. If we terminate the employment of either officer for cause, the officer would not be entitled to notice or compensation.

In addition, we have a Non-Competition and Non-Solicitation Agreement with each of Messrs. Boyle and Farquhar. These and the Service Agreements prohibit Mr. Boyle, for up to 24 months after his termination, and Mr. Farquhar, for up to 12 months after his termination, from (i) competing with, soliciting or enticing customers and employees away from, or disparaging the Company or any of its subsidiaries, and (ii) interfering with the continuance of supplies and services from the Company’s principal suppliers.

Upon a change in control of the Company (whether or not the officer’s employment is terminated), these agreements provide that vesting of shares of restricted stock and unvested stock options held by such officer would accelerate. (For this purpose, a "change in control" means a change in control of the Company that would be required by SEC rules to be reported in the Company’s proxy statement, including the acquisition by any person of beneficial ownership of securities of the Company representing a majority of the combined voting power of the Company's then outstanding securities.) Similarly, if we terminate an officer’s employment other than for cause or disability, vesting of shares of restricted stock and unvested stock options held by such officer would accelerate. Upon a change in control of the Company, the Company also must ensure that the officer continues to be provided with a pension plan offering benefits equivalent to the benefits provided under the Company’s pension plan in effect on July 1, 2010. The following table sets forth the compensation that would have been due to Messrs. Boyle and Farquhar as a result of a change in control of the Company, and termination of employment where applicable, occurring on September 30, 2014:

Golden Parachute Compensation

Name	Cash($)(1)	Equity($)(2)	Total
Matthew Boyle	$496,484	$146,700	$643,184
Paul N. Farquhar	$203,210	$154,850	$358,060

(1)	Represents the aggregate cash payment that would be due in lieu of notice if the executive’s employment was terminated within 12 months after the change in control. Any such payment would be made in British Pounds. The amounts shown in the table were determined using the exchange rate ($1.6219 per Pound) in force on September 30, 2014.

(2)	Represents the aggregate value of restricted stock awards for which vesting would be accelerated, based on the $8.15 closing sale price of the Company’s Common Stock on September 30, 2014. The actual amount received by the officer on the sale of previously restricted stock will depend on market value at the time of such transactions. A change in control of the Company will trigger accelerated vesting of the officer’s outstanding equity awards, regardless of whether the officer’s employment is terminated in connection with the change in control transaction.

In the event of a change in control, it is possible that the compensation arrangements for Messrs. Boyle and Farquhar may be renegotiated by the officers, the Board of Directors and/or the Company’s merger or acquisition partner, in which case the amounts payable might differ from those shown above.

TRANSACTIONS WITH RELATED PERSONS
During fiscal 2014 and 2013, no related person transactions requiring disclosure in the proxy statement were identified or submitted to the Audit Committee for approval.

DEADLINE FOR STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING; ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER PROPOSALS AND NOMINATIONS

The 2016 Annual Meeting of Stockholders will be held on February 2, 2016. In order for a stockholder proposal to be considered for inclusion in the Company’s proxy materials for the annual meeting in 2016, it must be received by the Company at 155 Northboro Road, Southborough, Massachusetts 01772, Attention: Treasurer, no later than August 28, 2015.

The by-laws of the Company provide that in order for a stockholder to bring business before or propose director nominations at an annual meeting, the stockholder must give written notice to the Secretary or other specified officer of the Company not less than 50 days nor more than 75 days prior to the meeting, except that if notice thereof is mailed to stockholders or publicly disclosed less than 65 days in advance, the notice given by the stockholder must be received not later than the 15th day following the day on which the notice of such annual meeting date was mailed or public disclosure made, whichever occurs first. The notice must contain specified information about the proposed business or each nominee and the stockholder making the proposal or nomination.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons owning more than 10% of the Company’s registered equity securities to file with the Securities and Exchange Commission reports of their initial ownership and of changes in their ownership of the Company’s equity securities and to provide the Company with copies of all Section 16(a) reports they file.

Based on a review of the reports filed by such persons with respect to the Company’s last fiscal year, the Company believes that all its executive officers and directors have complied with the Section 16(a) filing requirements, except that Dr. Schorr filed a late report of one transaction.

OTHER BUSINESS

The Board of Directors does not know of any business that will come before the meeting except the matters described in the notice. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.

Dated December 23, 2014

APPENDIX A

ARTICLE 6 OF THE PROPOSED AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF SEVCON, INC.

In the proposed Amended and Restated Certificate of Incorporation, Article 6 will be amended to read in its entirety as follows:

SIXTH: The Board of Directors shall consist of not less than three nor more than fifteen directors, the exact number to be determined from time to time by the Board of Directors.  Any vacancy in the Board of Directors for any reason, including any resulting from an increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office although less than a quorum. All directors in office or elected as such on the date of adoption by the stockholders of this Amended and Restated Certificate of Incorporation (the “Adoption Date”) shall serve until the end of the respective terms to which they were elected, and any director chosen to fill a vacancy among such directors shall hold office until the end of the term of the director he or she succeeded. At each annual meeting of stockholders beginning with the first annual meeting after the Adoption Date, the successor to each director whose respective term ends at such annual meeting shall be elected for a one-year term expiring at the next annual meeting, and any director chosen to fill a vacancy among such directors shall hold office until the next annual meeting.  Until the third annual meeting of stockholders following the Adoption Date, no director may be removed by the stockholders other than for cause. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the corporation, the election, terms of office, right of removal, and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation and certificates of designation applicable thereto.

APPENDIX B

VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form

SEVCON, INC. 155 NORTHBORO ROAD SOUTHBOROUGH, MA 01772
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by your company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until
11:59 P.M. Eastern time the day before the cut-off date or meeting date.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
SEVCON, INC. The Board of Directors recommends you vote FOR proposals 1, 2, 3, 4 and 5
	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below:

1. Election of Directors	☐	☐	☐
Nominees:
To be elected for terms expiring in 2018:

01) Glenn J. Angiolillo 02) Ryan J. Morris
03) Frederick A. Wang
	For	Against	Abstain

2. Approve the amendment and restatement of our certificate of incorporation to provide for the annual election of directors.	☐	☐	☐
3. Approve the amendment of our certificate of incorporation to increase the number of authorized shares of common stock.	☐	☐	☐
4. Ratify the appointment of the independent registered public accounting firm for fiscal 2015.	☐	☐	☐
5. Approve the fiscal 2014 compensation of the Company’s executive officers.	☐	☐	☐

Such other business as may properly come before the meeting or any adjournment thereof.

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF SEVCON, INC.

The undersigned hereby appoints William J. Ketelhut, Paul N. Farquhar and Matthew C. Dallett, and each of them with power to act without other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Common Stock of Sevcon, Inc. which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held February 3, 2015 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED.  IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSALS 2, 3 4 AND 5 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed, on the other side)